Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Experts" in the Registration Statement (Form S-3) and related Prospectus of DIMON Incorporated for the registration of 5,524,104 shares of its common stock and to the incorporation by reference therein of our report dated August 26, 1994 with respect to the consolidated statements of income, stockholders' equity, and cash flows of Dibrell Brothers, Incorporated for the year ended June 30, 1994 included in the Annual Report (Form 10-K) of DIMON Incorporated for the year ended June 30, 1996.



                                                        /s/ ERNST & YOUNG LLP
                                                       -----------------------





Winston-Salem, North Carolina
September 9, 1997